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                                                                      Exhibit 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the registration statements of
Telxon Corporation (the "Company") on Form S-8 (Nos.33-16939, 33-32600,
33-43314, 33-43318, 33-56205, 33-62957, 333-00449, and 333-33177) and Form S-3
(No. 333-01189) of our report, dated June 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of the Company, as of March 31, 1997 and 1996, and for the years ended March 31, 1997, 1996, and 1995, which report is included in this Amendment No. 1 on Form
10-K/A to the Company's Annual Report on Form 10-K.

/s/ COOPERS & LYBRAND L.L.P.

Akron, Ohio
August 13, 1997